LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


Know
all by these presents, that the undersigned hereby constitutes and appoints
Nimrod T. Frazer, the Chairman and Chief Executive Officer of
The Enstar
Group, Inc. (the "Company"), and Cheryl D. Davis, the Chief
Financial
Officer of the Company, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)   execute for and on behalf of
the
undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3,4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;


(2)  do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 and 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3)   take any other action
of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby
grants
to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virture of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's reponsibilities to comply with Section 16 of the Securities

Exchange Act or 1934.

This Power of Attorney shall remain in full

force and effect until the undersigned is no longer required to file
Forms
3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the company, unless earlier revoked by the undersigned in a signed writing deliverd to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 18th day of September, 2002.


Signature  Whit Armstrong

Print name  Whit Armstrong